Exhibit 10.2

AMENDMENT #2 TO THE CONVERTIBLE PROMISSORY NOTE

ISSUED ON NOVEMBER 1, 2017

THIS AMENDMENT #2 TO THE CONVERTIBLE PROMISSORY NOTE ISSUED ON November 1, 2017, (the “Amendment”) is made effective as of August 16, 2018 (the “Effective Date”), by and between MAGELLAN GOLD CORPORATION., a Nevada corporation (the “Company”), and Auctus Fund, LLC, a Delaware limited liability company (the “Holder”) (collectively the “Parties”).

BACKGROUND

A.     WHEREAS, the Company and Holder are the parties to that certain convertible promissory note originally issued by the Company to the Holder on November 1, 2017, in the original principal amount of $170,000.00 (the “Note”); and

B.     WHEREAS, certain Events of Default (as defined in the Note) have occurred;

C.     WHEREAS, the Company and the Holder are the parties to that certain amendment #1 to the Note dated June 8, 2018 (the “First Amendment”); and

D.     WHEREAS, the Parties desire to amend the Note as set forth expressly below.

NOW THEREFORE, in consideration of the execution and delivery of the Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1.                  The reference to “$0.02” in Section 1 of the First Amendment shall be replaced with “$0.018”.

2.                  This Amendment shall be deemed part of, but shall take precedence over and supersede any provisions to the contrary contained in the Note (as amended by the First Amendment). Except as specifically modified hereby, all of the provisions of the Note (as amended by the First Amendment), which are not in conflict with the terms of this Amendment, shall remain in full force and effect.

[Signature page to follow]

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

Magellan Gold Corporation By: /s/ Pierce Carson Name: Pierce Carson Title: President & CEO	Auctus Fund, LLC By: /s/ Lou Posner Name: Lou Posner Title: Managing Director

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